UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 26, 2022

STAG INDUSTRIAL, INC.

(Exact name of registrant specified in its charter)

Maryland	001-34907	27-3099608
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Federal Street, 23rd Floor

Boston, Massachusetts 02110

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (617) 574-4777

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, $0.01 par value	STAG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities and Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 26, 2022, STAG Industrial, Inc., a Maryland corporation (the “Company”), through its operating partnership, STAG Industrial Operating Partnership, L.P., a Delaware limited partnership (the “Borrower”), entered into:

•	an amended and restated credit agreement for the Company’s unsecured credit facility with Wells Fargo Bank, National Association, and the other lenders named therein (the “July 2022 Credit Agreement”);

•	a term loan agreement with Wells Fargo Bank, National Association, and the other lenders named therein (the “Term Loan H Agreement”); and

•	a term loan agreement with Bank of America, N.A., and the other lenders named therein (the “Term Loan I Agreement,” and together with the Term Loan H Agreement, the “Term Loan Agreements”).

Unsecured Credit Facility

On July 26, 2022, the Company, through the Borrower, entered into the July 2022 Credit Agreement for the unsecured credit facility with Wells Fargo Bank, National Association, and the other lenders named therein. The July 2022 Credit Agreement provides for an increase in the aggregate commitments available for borrowing under the Company’s unsecured credit facility from $750.0 million to up to $1.0 billion. The July 2022 Credit Agreement also provided for the replacement of one-month LIBOR for one-month Secured Overnight Financing Rate (“SOFR”), plus a 0.10% adjustment. Other than the increase in the borrowing commitments and the interest rate provisions described above, the material terms of the Company’s unsecured credit facility remain unchanged.

The foregoing description of the July 2022 Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the July 2022 Credit Agreement, attached hereto as Exhibit 10.1.

Unsecured Term Loans

On July 26, 2022, the Company, through the Borrower, entered into the Term Loan H Agreement with Wells Fargo Bank, National Association, and the other lenders named therein. The Term Loan H Agreement provides for a senior unsecured term loan in the original principal amount of $187.5 million. The Term Loan H Agreement has an initial maturity date of January 25, 2028.

In addition, on July 26, 2022, the Company, through the Borrower, entered into the Term Loan I Agreement with Bank of America, N.A., and the other lenders named therein. The Term Loan I Agreement provides for a senior unsecured term loan in the original principal amount of $187.5 million. The Term Loan I Agreement has an initial maturity date of January 25, 2028.

Interest Rate. Borrowings under the Term Loan Agreements bear a current annual interest rate of one-month SOFR, plus a 0.10% adjustment and a spread of 0.85% based on debt rating and leverage ratio (as defined in the Term Loan Agreements).

Covenants. The Borrower’s ability to borrow, maintain borrowings and avoid default under the Term Loan Agreements is subject to the Company’s ongoing compliance with a number of customary financial and other covenants substantially consistent with the financial covenants in the Company’s unsecured credit facility.

Pursuant to the terms of the Term Loan Agreements, the Company may not pay distributions that exceed the minimum amount required for the Company to qualify and maintain its status as a real estate investment trust if a default or event of default occurs and is continuing.

Guarantors. The Company and certain of its subsidiaries guarantee the obligations under the Term Loan Agreements.

The foregoing description of the Term Loan Agreements does not purport to be complete and is qualified in its entirety by reference to the Term Loan Agreements, attached hereto as Exhibits 10.2 and 10.3.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth under Item 1.01 of this report is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description
10.1	Amended and Restated Credit Agreement, dated as of July 26, 2022

10.2	Term Loan Agreement, dated as of July 26, 2022

10.3	Term Loan Agreement, dated as of July 26, 2022

104	Cover Page Interactive Date File (embedded within XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAG INDUSTRIAL, INC.

Dated: July 29, 2022	By:	/s/ Jeffrey M. Sullivan
Jeffrey M. Sullivan
Executive Vice President, General Counsel and Secretary